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                                                                    EXHIBIT 10.2

                         Wolverine Tube, Inc. 2002 Supplemental
                         Executive Retirement Plan

                         (Effective as of January 1, 2002)
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CONTENTS

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
       ARTICLE 1. THE PLAN
1.1 Establishment of the Plan                                                  1
1.2 Purpose of the Plan                                                        1
1.3 Applicability of the Plan                                                  1

       ARTICLE 2. DEFINITIONS
2.1 Actuarial Equivalent                                                       2
2.2 Affiliate                                                                  2
2.3 Beneficiary                                                                3
2.4 Benefit Commencement Date                                                  3
2.5 Board                                                                      4
2.6 Change in Control                                                          4
2.7 Code                                                                       6
2.8 Committee                                                                  6
2.9 Company                                                                    6
2.10 Compensation                                                              6
2.11 Disability                                                                8
2.12 ERISA                                                                     8
2.13 Employer                                                                  8
2.14 Executive                                                                 8
2.15 Final Average Compensation                                                8
2.16 Normal Retirement Date                                                    8
2.17 Participant                                                               9
2.18 Plan                                                                      9
2.19 Plan Administrator                                                        9
2.20 Plan Year                                                                 9
2.21 Restoration Plan                                                          9
2.22 Retirement Benefit Offset                                                 9
2.23 Retirement Plan                                                          10
2.24 Social Security Benefit                                                  10
2.25 Termination of Service                                                   10
2.26 Years of Service                                                         10

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
         ARTICLE 3. PARTICIPATION                                             12
3.1 Eligibility                                                               12
3.2 Duration                                                                  12

         ARTICLE 4. RETIREMENT BENEFITS                                       13
4.1 Normal Retirement Benefits                                                13
4.2 Early Retirement Benefits                                                 13
4.3 Disability Retirement Benefits                                            14
4.4 Form of Payment                                                           15
4.5 Change in Control                                                         16
4.6 Reemployment                                                              18

         ARTICLE 5. PRERETIREMENT DEATH BENEFITS                              19
5.1 Eligibility                                                               19
5.2 Amount                                                                    19
5.3 Commencement                                                              20
5.4 Form of Payment                                                           20

         ARTICLE 6. FINANCING                                                 21
6.1 Financing                                                                 21
6.2 No Fiduciary Relationship                                                 21
6.3 Unsecured Interest                                                        21

         ARTICLE 7. ADMINISTRATION                                            22
7.1 Administration                                                            22
7.2 Assistance                                                                22
7.3 Appeals from Denial of Claims                                             22
7.4 Tax Withholding                                                           24
7.5 Expenses                                                                  24

         ARTICLE 8. ADOPTION BY AN AFFILIATE; AMENDMENT AND TERMINATION       25
8.1 Adoption by an Affiliate                                                  25
8.2 Amendment and Termination                                                 25

         ARTICLE 9. MISCELLANEOUS PROVISIONS                                  26
9.1 No Contract of Employment                                                 26
9.2 Nonalienation                                                             26
9.3 Severability                                                              26
9.4 Applicable Law                                                            26

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ARTICLE 1. THE PLAN

1.1 ESTABLISHMENT OF THE PLAN
Wolverine Tube, Inc. (the "Company") hereby establishes this supplemental retirement plan for eligible Executives of the Company and its participating Affiliates. This plan shall be known as the Wolverine Tube, Inc. 2002 Supplemental Executive Retirement Plan (the "Plan").

1.2 PURPOSE OF THE PLAN
The Plan supplements retirement income benefits provided to eligible Executives under the Company's qualified retirement plan, nonqualified plan, and certain individual arrangements.

The Plan is intended to be a plan maintained for the purposes of providing deferred compensation to a "select group of management or highly compensated employees" within the meaning of ERISA section 201(2). Benefits provided under this Plan shall be paid solely from the general assets of the Company. This Plan, therefore, is intended to be exempt from the participation, vesting, funding, and fiduciary requirements of Title I of ERISA.

1.3 APPLICABILITY OF THE PLAN
This Plan applies only to eligible Executives who are in the active employ of the Company or a participating Affiliate on or after January 1, 2002.

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ARTICLE 2. DEFINITIONS

Whenever used in the Plan, the following terms shall have the meanings set forth below unless otherwise expressly provided. When the defined meaning is intended, the term is capitalized. The definition of any term in the singular shall also include the plural, whichever is appropriate in the context.

2.1 ACTUARIAL EQUIVALENT
(a) GENERAL RULE. Actuarial Equivalent means a benefit having the same value as the benefit that it replaces. Except as otherwise provided in subsection (b), Actuarial Equivalence shall be based on--

          (1)       the UP-1984 mortality table (unisex); and

          (2)       a 7.5 percent interest rate compounded annually.

(b) LUMP SUM PAYMENTS. Notwithstanding subsection (a) above, the value of lump sum payments shall be computed on the bases of--

          (1)       the "applicable mortality table" as determined under Code
                    section 417(e)(3)(A)(ii)(I) on the date on which the present value is being determined; and

          (2) the annual interest rate for 30-year Treasury securities (as prescribed by the Internal Revenue Service) for the November immediately preceding the first day of the Plan Year in which the distribution occurs.

(c) FUTURE CHANGES. The Actuarial Equivalent assumptions under this Plan are intended to be the same as those in effect under the Retirement Plan. Accordingly, if the Company amends the Retirement Plan to use different assumptions to determine actuarial equivalence, the new assumptions shall replace those described in subsection (a) and/or subsection (b) above (as applicable) at the same time, and in the same manner, as the new assumptions under the Retirement Plan.

2.2 AFFILIATE
Affiliate means--

(a) any corporation while it is a member of the same "controlled group" of corporations (within the meaning of Code section 414(b)) as the Company;

(b) any other trade or business (whether or not incorporated) while it is under "common control" (within the meaning of Code section 414(c)) with the Company;

                                      2
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(c)       any organization during any period in which it (along with the
          Company) is a member of an "affiliated service group" (within the meaning of Code section 414(m)); or

(d) any other entity during any period in which it is required to be aggregated with the Company under Code section 414(o).

2.3 BENEFICIARY
Beneficiary means the person designated by the Participant to receive any benefits due after his or her death under an optional form of payment under section 4.4(b).

2.4 BENEFIT COMMENCEMENT DATE
Benefit Commencement Date means the date on which a Participant's retirement benefits shall commence under Article 4.

(a) NORMAL RETIREMENT. For a Participant who incurs a Termination of Service on or after reaching age 65, the Benefit Commencement Date shall be the Participant's Normal Retirement Date (provided he or she is then eligible for a benefit under section 4.1(a)).

(b) EARLY RETIREMENT. For a Participant who incurs a Termination of Service before reaching age 65, but who is eligible for a benefit under section 4.2(a), the Benefit Commencement Date shall be the later of--

          (1) the first day of the month coinciding with or next following the date of the Participant's Termination of Service; or

          (2) the first day of any subsequent month elected by the Participant, provided such election was made during an election period that begins when the Executive first becomes a Participant and ends on the date that is one year prior to the Participant's Termination of Service.

          In no event, however, may the Benefit Commencement Date elected by the Participant under subsection (b)(2) above be later than the Participant's Normal Retirement Date.

          The election under subsection (b)(2) shall be made in a manner prescribed by the Plan Administrator. An election of a Benefit Commencement Date under subsection (b)(2) may be revoked or modified, in accordance with rules prescribed by the Plan Administrator, at any time before the end of the election period. An election that occurs less than one year before the Participant's Termination of Service shall be null and void. (However, an election that is made by an Executive

                                      3
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          during the month in which he or she first becomes a Participant shall be valid even if such election is less than one year before the Participant's Termination of Service.)

(c) DISABILITY RETIREMENT. For a Participant who incurs a Termination of Service on account of Disability, but before becoming eligible for a benefit under section 4.1(a) or 4.2(a), the Benefit Commencement Date shall be the later of--

          (1) the first day of the month coinciding with or next following the date the Participant attains age 55 (provided he or she is still disabled); or

          (2) the first day of the month coinciding with or next following the date on which the Participant completes 12 Years of Service, including service earned during the period of Disability under the applicable provisions of the Retirement Plan (provided the Participant is still disabled on such date).

(d) CHANGE IN CONTROL. For a Participant who is eligible for a benefit under section 4.5(a), the Benefit Commencement Date shall be the first day of the month coinciding with or next following the Participant's Termination from Service.

2.5 BOARD
Board means the Company's Board of Directors.

2.6 CHANGE IN CONTROL
Change in Control means any one or more of the following circumstances:

(a) The Company is merged, consolidated, or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation, or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock (as defined in subsection
          (c)(1) below) of the Company immediately prior to such transaction.

(b) The Company sells or otherwise transfers all or substantially all of its assets to another corporation or other legal person, and as a result of such sale or transfer less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer.

(c) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form, or report) each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") disclosing that:

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          (1)       any person (as the term "person" is used in section 13(d)(3)
                    or 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined in under Rule 13d-3 or any successor rule or regulation published under the Exchange Act) of securities representing 15 percent or more of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Company ("Voting Stock");
                    or

          (2) any person has, during any period, increased the number of shares of Voting Stock beneficially owned by such person by an amount equal to or greater than 5 percent of the outstanding shares of Voting Stock; provided, however, that transfers of shares of Voting Stock between a person and the affiliates or associates (as such terms are defined under Rule 12b-2 or any successor rule or regulation promulgated under the Exchange Act) of such person shall not be considered in determining any increase in the number of shares of Voting Stock beneficially owned by such person.

(d) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form, or report or item therein) that a change in control of the Company has occurred or will occur in the future pursuant to any then-existing contract or transaction.

(e) If, during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this subsection (e), each director who is first elected, or first nominated for election by the Company's stockholders, by a vote of at least two-thirds of the Board members (or a committee thereof) then still in office who were Board members at the beginning of any such period will be deemed to have been a Board member at the beginning of such period.

Notwithstanding subsections (c) or (d) above, unless otherwise determined in a specific case by a majority vote of the Board, a Change in Control shall not be deemed to have occurred for purposes of subsection (c) or (d) solely because (i) the Company, (ii) an entity which the Company directly or indirectly beneficially owns 50 percent or more of the voting securities (a "Subsidiary"), or (iii) any employee stock ownership plan or any other employee benefit plan of the Company or a Subsidiary either files or becomes obligated to file a report or proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K, or Schedule 14A (or any successor schedule, form, or report or item therein) under the Exchange Act disclosing a beneficial ownership by it of shares of Voting Stock, whether in excess of 15 percent or otherwise, or because the Company reports that a change in control of the Company has occurred or will occur in the future by reason of such beneficial ownership.

                                      5
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The General Counsel of the Company (or the Company's Chief Executive Officer in
the event that the Company does not have a General Counsel at the relevant time) shall have the specific authority to determine whether a Change in Control has transpired under this section.

2.7 CODE
Code means the Internal Revenue Code of 1986, as amended, or as it may be amended from time to time. A reference to a particular section of the Code shall also be deemed to refer to the regulations under that section.

2.8 COMMITTEE
Committee means the Compensation Committee of the Board.

2.9 COMPANY
Company means Wolverine Tube, Inc., or any successor thereto who agrees to adopt and continue this Plan.

2.10 COMPENSATION
Compensation means, for any Plan Year, a Participant's "Compensation" as determined under Retirement Plan section 2.9(a) (or a successor to such section), except as follows:

(a) Such Compensation shall be determined without regard to the limitation on pay described in Code section 401(a)(17).

(b) The bonus payments, incentive compensation awards, and sales bonus payments that are included in Compensation shall not be limited to 50 percent of the Participant's base pay. In addition, if the actual amount of any such payments is less than 25 percent of the Participant's base pay for the Plan Year to which such payments relate, it will be assumed that the Participant received such payments equal to 25 percent of the Participant's base pay for such Plan Year.

(c) Any bonus payments, incentive compensation awards, and sales bonus payments that are treated as Compensation under this section shall be recognized as Compensation in the year earned rather than the year paid.

(d) Compensation shall also include any base and bonus payments a Participant becomes entitled to after his or her Termination of Service under an individual change in control, severance, and non-competition agreement. The total amount paid under any such agreement shall be recognized as Compensation in the Plan Years to which the payments relate. For example, if a Participant's individual agreement provides for the continuation of base pay and bonus for two years following the Participant's Termination of Service, 1/24th of the amount paid under the agreement will be treated

                                      6
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          as Compensation in each of the first 24 months following the
          Participant's Termination of Service.

                                      7
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2.11 DISABILITY
Disability means any physical or mental condition that qualifies a Participant for a disability retirement benefit under the Retirement Plan.

2.12 ERISA
ERISA means the Employee Retirement Income Security Act of 1974, as amended, or as it may be amended from time to time. A reference to a particular section of ERISA shall also be deemed to refer to the regulations under that section.

2.13 EMPLOYER
Employer means the Company and each Affiliate that has adopted this Plan for the benefit of its eligible Executives.

2.14 EXECUTIVE
Executive means any individual employed by the Company or an Affiliate at a level of senior vice president or above.

2.15 FINAL AVERAGE COMPENSATION
Final Average Compensation means the monthly average of a Participant's Compensation for the three calendar years of employment, selected from the last ten calendar years of employment, which produce the highest average. The monthly average shall equal the total Compensation earned during the three highest years divided by 36.

If a Participant becomes entitled to base and bonus payments following his or her Termination of Service under an individual change in control, severance, and non-competition agreement, the ten-year period described above shall end on the date following the Participant's Termination of Service through which the Participant is entitled to continued base and bonus payments under the individual agreement (even though the Participant's Benefit Commencement Date may occur before such date). (For example, if a Participant terminates employment following a Change in Control on December 31, 2002, but such termination triggers two years of continued base and bonus payments under an individual agreement, the ten-year period described in this section 2.15 shall end on December 31, 2004 and the pay received under the individual agreement during 2003 and 2004 shall be recognized as Compensation in the manner described in section 2.10(d).)

2.16 NORMAL RETIREMENT DATE
Normal Retirement Date means the first day of the month coinciding with or next following the later of the date on which the Participant attains age 65 or incurs a Termination of Service.

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2.17 PARTICIPANT
Participant means an Executive who has met, and continues to meet, the eligibility requirements under section 3.1.

2.18 PLAN
Plan means this Wolverine Tube, Inc. 2002 Supplemental Executive Retirement Plan, as amended from time to time.

2.19 PLAN ADMINISTRATOR
Plan Administrator means the Retirement Committee under the Retirement Plan, or any successor to the Retirement Committee.

2.20 PLAN YEAR
Plan Year means the calendar year.

2.21 RESTORATION PLAN
Restoration Plan means the Wolverine Tube, Inc. Supplemental Benefit Restoration Plan, as amended from time to time.

2.22 RETIREMENT BENEFIT OFFSET
Retirement Benefit Offset means the sum of the following:

(a) the vested monthly benefit payable to the Participant from the Retirement Plan expressed as a single life annuity commencing on the Participant's Benefit Commencement Date; and

(b) the vested monthly benefit payable to the Participant from the Restoration Plan expressed as a single life annuity commencing on the Participant's Benefit Commencement Date.

Notwithstanding the above, if the Participant's Benefit Commencement Date occurs before the Participant reaches age 55 (i.e., under section 4.5(c)(2) following a Change in Control), the Retirement Benefit Offset shall be the sum of the monthly amounts that would be payable to the Participant in the form of a single life annuity under subsection (a) and (b) above at age 65, reduced on an Actuarial Equivalent basis to the Participant's actual age on his or her Benefit Commencement Date.

If the Company terminates the Retirement Plan before the Participant's Benefit Commencement Date, the amount determined under subsection (a) above shall equal the monthly benefit accrued by the Participant under the Retirement Plan as of the plan termination date, expressed as a single life annuity commencing on the Participant's Benefit Commencement Date.

                                      9
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2.23 RETIREMENT PLAN
Retirement Plan means the Wolverine Tube, Inc. Retirement Plan, as amended from time to time.

2.24 SOCIAL SECURITY BENEFIT
Social Security Benefit means the estimated monthly primary insurance amount that a Participant is entitled to receive under the federal Social Security Act commencing as of the Participant's Normal Retirement Date. This estimated benefit shall be determined--

(a) under the Social Security Act in effect on January 1 of the Plan Year in which the Participant's incurs a Termination of Service (without regard to legislative changes made after that date);

(b) assuming that the Participant's wages before he or she commenced employment with the Company or an Affiliate increased at a rate equal to the rate of increase in the average national wage as reported by the Social Security Administration;

(c) in the case of a Participant who incurs a Termination of Service before his or her Normal Retirement Date, assuming that the Participant has no wages for the period from his or her Termination of Service (or, if later, from end of the period for which the Participant is entitled to pay continuation from the Company under an individual change in control agreement) to the date on which he or she reaches age 65; and

(d) assuming no change in the primary insurance amount after the Participant's Normal Retirement Date (either by amendment of the Social Security Act or by application of the provisions of that Act).

2.25 TERMINATION OF SERVICE
Termination of Service means the last date on which the Executive is compensated as an employee of the Company or an Affiliate. However, in the case of a Participant who terminates employment after a Change in Control, but within the period that triggers continued pay and benefits under the Participant's individual change in control agreement, Termination of Service means the last date on which the participant is actually employed by the Company or an Affiliate.

2.26 YEARS OF SERVICE
Years of Service means a Participant's years of Credited Service as determined under the Retirement Plan. In addition, for a Participant who terminated employment following a Change in Control, but within the period that triggers pay and benefits under the Participant's individual change in control agreement, Years of Service shall also include the period following the Participant's Termination of Service for which he or she is entitled to pay

                                      10
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continuation under his or her individual change in control, severance and non-competition agreement.

                                      11
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ARTICLE 3. PARTICIPATION

3.1 ELIGIBILITY
An Executive shall first be recommended for participation by the Chief Executive Officer and shall become a Participant on the first day of the month following the date on which he or she is designated by the Committee as eligible to participate in this Plan.

However, notwithstanding the above, an Executive shall not become a Participant in this Plan unless he or she is a member of a "select group of management or highly compensated employees" within the meaning of ERISA section 201(2).

3.2 Duration
An Executive who becomes a Participant under section 3.1 shall remain an active Participant until the earlier of--

(a)       the Executive's Termination of Service;

(b)       the Executive's death; or

(c) the date on which the Committee declares that the Executive is no longer eligible to participate in this Plan.

An individual whose active participation has been terminated under this section
3.2 shall continue to be an inactive Participant until all benefits to which he or she is entitled to under this Plan have been paid.

                                      12
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ARTICLE 4. RETIREMENT BENEFITS

4.1 NORMAL RETIREMENT BENEFITS
(a) ELIGIBILITY. Except as otherwise provided in section 4.5(a), a Participant who incurs a Termination of Service on or after attaining age 65 and completing 12 or more Years of Service, shall be eligible for a normal retirement benefit under this section 4.1. Except as otherwise provided in section 4.4, this normal retirement benefit shall be calculated and paid in the form of a single life annuity commencing on the Participant's Benefit Commencement Date.

          (However, notwithstanding the above, James Deason and Dennis Horowitz will be eligible for a benefit under this subsection (a) if they incur a Termination of Service on or after attaining age 65 without regard to their actual Years of Service.)

(b) AMOUNT. A Participant who is eligible for a normal retirement benefit under subsection (a) shall be entitled to a monthly benefit equal to 55 percent of the Participant's Final Average Compensation reduced by--

          (1)       the Retirement Benefit Offset; and

          (2)       the Participant's Social Security Benefit.

          For Dennis Horowitz, the monthly benefit determined under this subsection (b) shall be increased by an amount equal to $500 multiplied by his Years of Service.

(c) COMMENCEMENT. Payment of benefits under this section 4.1 shall begin on the Participant's Benefit Commencement Date (as determined under section 2.4(a)).

4.2 EARLY RETIREMENT BENEFITS
(a) ELIGIBILITY. Except as otherwise provided in section 4.5(a), a Participant who incurs a Termination of Service before satisfying the eligibility requirements for a normal retirement benefit under section 4.1(a), but after attaining age 55 and completing 12 or more Years of Service, shall be eligible for an early retirement benefit under this section 4.2. Except as otherwise provided in section 4.4, this early retirement benefit shall be calculated and paid in the form of a single life annuity commencing on the Participant's Benefit Commencement Date.

          (However, notwithstanding the above, James Deason and Dennis Horowitz will be eligible for a benefit under this subsection (a) if they incur a Termination of Service on or after attaining age 55 without regard to their actual Years of Service.)

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(b)       AMOUNT. A Participant who is eligible for an early retirement benefit under subsection (a) shall be entitled to a monthly benefit equal to 55 percent of the Participant's Final Average Compensation--

          (1) reduced by 0.2083 percent for each month by which the Participant's Benefit Commencement Date precedes his or her Normal Retirement Date; and

          (2)       reduced further by the Retirement Benefit Offset.

          This monthly benefit shall be further reduced by the Participant's Social Security Benefit, but only for monthly payments due on and after the Participant's Normal Retirement Date.

          For Dennis Horowitz, the monthly benefit determined under this subsection (b) shall be increased by an amount equal to $500 multiplied by his Years of Service.

(c) COMMENCEMENT. Payment of benefits under this section 4.2 shall begin on the Participant's Benefit Commencement Date (as determined under section 2.4(b)).

4.3 DISABILITY RETIREMENT BENEFITS
(a) ELIGIBILITY. Except as otherwise provided in section 4.5(a), a Participant who incurs a Termination of Service on account of Disability before satisfying the eligibility requirements for a normal retirement benefit under section 4.1(a) or an early retirement benefit under section 4.2(a) shall be eligible for a disability retirement benefit under this section 4.3, provided the Participant remains disabled until his or her Benefit Commencement Date (as determined under section 2.4(c)). Except as otherwise provide in section 4.4, this disability retirement benefit shall be calculated and paid in the form of a single life annuity commencing on the Participant's Benefit Commencement Date.

(b) AMOUNT. A Participant who is eligible for a disability retirement benefit under subsection (a) shall be entitled to a monthly benefit equal to 55 percent of the Participant's Final Average Compensation--

          (1) reduced by 0.2083 percent for each month by which the Participant's Benefit Commencement Date precedes his or her Normal Retirement Date; and

          (2)      reduced further by the Retirement Benefit Offset.

          This monthly benefit shall be further reduced by the Participant's Social Security Benefit, but only for monthly payments due on and after the Participant's Normal Retirement Date.

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          For purposes of calculating the monthly benefit under this subsection
          (b), it shall be assumed that the Participant earns Compensation during the period of Disability that is equal to his or her base rate of pay that was in effect immediately before the Disability commenced.

          For Dennis Horowitz, the monthly benefit determined under this subsection (b) shall be increased by an amount equal to $500 multiplied by his Years of Service.

(c) COMMENCEMENT AND DURATION. Payment of benefits under this section 4.3 shall begin on the Participant's Benefit Commencement Date (as determined under section 2.4(c)). These payments shall continue until the date the Participant's Disability ceases (if such date occurs before the Participant reaches age 65) or the date of the Participant's death.

          A Participant who is receiving a disability retirement benefit under this section 4.3 shall not be entitled to any other benefit under this
          Article 4. However, if the Participant's Disability ceases before he or she attains age 65, and the Participant is reemployed by the Company or an Affiliate when the Disability ends, the Participant shall then be entitled to a benefit determined under section 4.1 or
          4.2 above (whichever is applicable) calculated as of his or her subsequent Termination of Service, and considering Compensation earned before the period of Disability, imputed Compensation for the period of Disability, and Compensation earned after the period of Disability. If such Participant is not reemployed by the Company or an Affiliate, the monthly benefit payable after the Disability ends shall equal the monthly benefit that was payable during the period of Disability.

4.4 FORM OF PAYMENT
(a)       NORMAL FORM OF PAYMENT.

          (1) UNMARRIED PARTICIPANT. Subject to subsection (b) below, the normal form of benefit payable to a Participant who is not married on his or her Benefit Commencement Date shall be a single-life annuity.

          (2) MARRIED PARTICIPANT. Subject to subsection (b) below, the normal form of benefit payable to a Participant who is married on his or her Benefit Commencement Date shall be an annuity which provides reduced monthly payments for the lifetime of the Participant and a survivor annuity for the lifetime of the Participant's spouse. This monthly survivor annuity shall equal 50 percent of the monthly amount payable during the joint lives of the Participant and his or her spouse. The joint and survivor annuity described in this subsection (a)(2) shall be the Actuarial Equivalent of the single life annuity.

(b) OPTIONAL FORMS OF PAYMENT. In lieu of the normal form of payment specified in subsection (a) above, a Participant may elect instead to receive his or her benefit under this Article 4--

          (1) in any one of the optional forms of payment that are available to the Participant under the Retirement Plan; or

          (2)       in a single lump sum payment.

          This election shall be made at a time, and in a manner, prescribed by the Plan Administrator, except that such election must occur during an election period that begins on the date on which the Executive first becomes a Participant and ends on the date that is one year before the Participant's Termination of Service. An election of an optional payment form under this subsection (b) may be revoked or modified, in accordance with rules prescribed by the Plan Administrator, at any time before the end of this election period. A payment form election that occurs within one year of the Participant's Termination of Service shall be null and void. (However, an election that is made by an Executive during the month in which he or she first becomes a Participant shall be valid even if such election is less than one year before the Participant's Termination of Service.)

          Any optional form of payment under this subsection (b) shall be the Actuarial Equivalent of the single life annuity payable over the lifetime of the Participant.

4.5 CHANGE IN CONTROL
(a) ELIGIBILITY FOR BENEFITS. Notwithstanding any provision in this Plan to the contrary, a Participant will be entitled to a benefit under this section 4.5 if he or she--

          (1)       is actively employed on the date of a Change in Control;

          (2) incurs a Termination of Service following such Change in Control, but within the period that triggers continued pay and benefits under the Participant's individual change in control, severance and non-competition agreement; and

          (3) is either (A) eligible for a benefit under section 4.1, 4.2, or 4.3 upon such Termination of Service or (B) would be eligible for a retirement benefit under section 4.1 or 4.2 if the Participant's Years of Service and age are determined at the end of the period following his or her Termination of Service for which the Participant is entitled to pay continuation under his or her individual change in control, severance and non-competition agreement.

          The benefit payable to a Participant who satisfies the eligibility requirements described in this subsection (a) shall be determined under subsection (c) below, and such Participant shall not be entitled to any additional benefits under section 4.1, 4.2, or 4.3.

(b) COMMENCEMENT. Payment of benefits under this section 4.5 shall be made as of the Benefit Commencement Date determined under section 2.4(d).

(c)       AMOUNT.

          (1) OVER AGE 55 AT BENEFIT COMMENCEMENT. The monthly benefit payable under this section 4.5 to a Participant whose actual age is 55 or older as of his or her Benefit Commencement Date shall be determined under--

                    (A) section 4.1(b) if the Participant is age 65 or older on his or her Benefit Commencement Date; or

                    (B) section 4.2(b), if the Participant is under age 65 on his or her Benefit Commencement Date, and considering only the Participant's actual age on such date in determining the amount of the reduction under section 4.2(b).

          (2) UNDER AGE 55 AT BENEFIT COMMENCEMENT. The monthly benefit payable to a Participant under this section 4.5 to a Participant who is younger than age 55 on his or her Benefit Commencement Date shall equal 55 percent of the Participant's Final Average Compensation--

                    (A) reduced by 0.2083 percent for each of the first 120 months by which the Benefit Commencement Date under this section 4.5 precedes the Participant's Normal Retirement Date;

                    (B) reduced further on an Actuarial Equivalent basis for each month in excess of 120 by which the Benefit Commencement Date under this section 4.5 precedes the Participant's Normal Retirement Date; and

                    (C)      reduced finally by the Retirement Benefit Offset.

                    This monthly benefit shall be further reduced by the Participant's Social Security Benefit, but only for monthly payments due on and after the Participant's Normal Retirement Date.

          (3) SPECIAL PROVISIONS FOR DENNIS HOROWITZ. Notwithstanding the above, the monthly benefit payable to Dennis Horowitz under this section 4.5 shall be subject to the following provisions:

                    (A)      In calculating a monthly benefit under this section
                             4.5 that commences before age 65, it shall be assumed that his age on his Benefit Commencement Date is the sum of his actual age plus the period following his Termination of Service for which he is entitled to pay continuation under his individual change in control, severance and non-competition agreement.

                    (B) The monthly benefit determined under this subsection (c) shall be increased by an amount equal to $500 multiplied by his Years of Service.
4.6 REEMPLOYMENT
If a Participant incurs a Termination of Service and is subsequently reemployed by the Company or an Affiliate, the Participant shall be subject to benefit suspension and recalculation procedures that are comparable to those in effect under the Retirement Plan, as determined by the Plan Administrator in its sole and absolute discretion.

At a minimum, the procedures specified by the Plan Administrator under this section 4.6 shall provide for:

(a) a recalculation of the Participant's benefit upon his or her subsequent retirement as if the Participant then first retires, based on Compensation and Years of Service earned by the Participant before and after the absence; and

(b) a reduction to the benefit determined under subsection (a) equal to the Actuarial Equivalent value of payments received by the Participant prior to his or her reemployment.

ARTICLE 5. PRERETIREMENT DEATH BENEFITS

5.1 ELIGIBILITY
(a) SURVIVING SPOUSE. If a Participant dies before his or her Benefit Commencement Date, but after completing five or more Years of Service, the Participant's surviving spouse shall be entitled to a preretirement death benefit under this Article 5. However, if Dennis Horowitz dies before his Benefit Commencement Date, his surviving spouse shall be entitled to a preretirement death benefit under this
          Article 5 even if he has not completed five or more years of service at the time of his death.

(b) DEPENDENT CHILDREN. If a Participant dies before his or her Benefit Commencement Date, but after reaching age 55 and completing five or more Years of Service, the Participant's children who are under age 21 shall be entitled to a preretirement death benefit under this Article 5 if--

          (1) the Participant does not have a spouse at the time of his or her death; or

          (2) the Participant is survived by a spouse, but the spouse dies before all the Participant's children have reached age 21.

          (The five-year service requirement described above does not apply to Dennis Horowitz.)

5.2 AMOUNT
(a) SURVIVING SPOUSE BENEFIT. A surviving spouse who is eligible for a preretirement death benefit under section 5.1 shall be entitled to a monthly life annuity equal to 50 percent of the amount that would have been paid to the Participant under Article 4 if--

          (1) in the case of a Participant who dies after having met the eligibility requirements for a benefit under Article 4, the Participant had retired and began receiving a retirement benefit in the form of a single life annuity on the day before his or her death; or

          (2) in the case of a Participant who dies before meeting the eligibility requirements for a benefit under Article 4, such Participant retired with a single life annuity commencing on what would have been the Participant's earliest Benefit Commencement Date under Article 4 had he or she survived to such date, but calculated on the basis of the Participant's Final Average Compensation at the time of his or her death.

(b) CHILDREN'S BENEFIT. If benefits become payable to a Participant's children under section 5.1(b), a monthly payment equal to the monthly benefit determined under section 5.2(a) shall be paid, in equal shares, among each of the Participant's children who are under the age of 21 at the time of such payment, and shall continue to be paid until the last of such children either attains age 21 or dies.

5.3 COMMENCEMENT
In the case of the death of a Participant described in section 5.2(a)(1), the monthly life annuity to the surviving spouse shall commence as soon as practicable following the Participant's death. In the case of the death of a Participant described in section 5.2(a)(2), the monthly life annuity shall commence as of the earliest date that benefits could have commenced to the Participant under Article 4 had he or she survived to such date.

5.4 FORM OF PAYMENT
The amount payable to a surviving spouse under this Article 5 shall be paid in the form of a single life annuity. However, the Plan Administrator may, in its sole and absolute discretion, direct that payment be made in some other form. In that event, the benefit paid to the surviving spouse shall be Actuarial Equivalent of the life annuity.

ARTICLE 6. FINANCING

6.1 FINANCING
The Plan is intended to constitute an unfunded plan maintained for a "select group of management or highly compensated employees" within the meaning of ERISA section 201(2). The benefits under this Plan shall be paid either from general assets of the Employers, or from a trust fund whose assets would remain available to the general creditors of the Employers in the event of their insolvency. The decision whether to establish and fund such a trust shall be made by the Company in its sole and absolute discretion.

6.2 NO FIDUCIARY RELATIONSHIP
Nothing contained in this Plan, and no action taken pursuant to the provisions of this Plan, shall create a trust or fiduciary relationship between an Employer and any Participant or Beneficiary. However, in accordance with section 6.1, the Company may establish and fund a trust for the purpose of paying benefits under this Plan, provided the assets of such trust shall be available to the general creditors of the Employers in the event of their insolvency.

6.3 UNSECURED INTEREST
No Participant or Beneficiary shall have any interest whatsoever in any specific asset of the Company or an Affiliate. To the extent that any person acquires a right to receive payments under this Plan, such right shall be no greater than the right of any unsecured general creditor of an Employer.

ARTICLE 7. ADMINISTRATION

7.1 ADMINISTRATION
The Plan shall be administered by the Plan Administrator. The Plan Administrator shall have all powers necessary or appropriate to carry out the provisions of the Plan. It may, from time to time, establish rules for the administration of the Plan and the transaction of the Plan's business.

The Plan Administrator shall have the exclusive right to make any finding of fact necessary or appropriate for any purpose under the Plan including, but not limited to, the determination of eligibility for and amount of any benefit. Benefits under this Plan shall be paid only if the Plan Administrator decides in its discretion that a Participant or Beneficiary is entitled to them.

The Plan Administrator shall have the exclusive right to interpret the terms and provisions of the Plan and to determine any and all questions arising under the Plan or in connection with its administration, including, without limitation, the right to remedy or resolve possible ambiguities, inconsistencies, or omissions by general rule or particular decision, all in its sole and absolute discretion.

To the extent permitted by law, all findings of fact, determinations, interpretations, and decisions of the Plan Administrator shall be conclusive and binding under all persons having or claiming to have any interest or right under the Plan.

7.2 ASSISTANCE
The Plan Administrator may, in its sole and absolute discretion, delegate any of its powers and duties under this Plan to one or more individuals. In such a case, every reference in the Plan to the Plan Administrator shall be deemed to include such individuals with respect to matters within their jurisdiction.

7.3 APPEALS FROM DENIAL OF CLAIMS
If any claim for benefits under the Plan is wholly or partially denied, the claimant shall be given notice of the denial. The Plan Administrator shall give this notice in writing within a reasonable period of time after receipt of the claim. This period will not exceed 90 days after receipt of the claim, except that if the Plan Administrator determines that special circumstances require an extension of time, the period may be extended up to an additional 90 days. Written notice of the extension shall be furnished to the claimant prior to termination of the initial 90-day period, and it shall indicate the special circumstances requiring an extension of time and the date by which the benefit determination is expected.

Notice of any claim denial shall be written in a manner calculated to be understood by the claimant and shall set forth the following information:

(a)       the specific reason or reasons for the denial;

(b) specific reference to pertinent Plan provisions on which the denial is based;

(c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why this material or information is necessary;

(d) an explanation that a full and fair review by the Plan Administrator of the decision denying the claim may be requested by the claimant or his authorized representative by filing with the Plan Administrator, within 60 days after such notice has been received, a written request for review; and

(e) a statement of the claimant's right to bring a civil action under ERISA section 502(a) following an adverse decision upon review.

If a claimant files a written request for review of a denied claim, the claimant or his or her authorized representative may request, free of charge, reasonable access to and copies of all documents, records, and other information relevant to the claim and may submit written comments, documents, records, and other information relevant to the claim within the 60-day period specified in subsection (d) above. The notice of claim denial shall include a statement of the claimant's rights to review and submit information pursuant to this paragraph.

The review by the Plan Administrator shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim without regard to whether such material was submitted or considered as part of the initial determination. The decision of the Plan Administrator upon review shall be made promptly, and not later than 60 days after the Plan Administrator's receipt of the request for review. However, if the Plan Administrator determines that special circumstances require an extension of time, this period may be extended up to an additional 60 days. Written notice of the extension shall be furnished to the claimant prior to termination of the initial 60-day period, and it shall indicate the special circumstances requiring an extension of time and the date by which the decision on review is expected.

If the claim is denied, wholly or in part, the claimant shall be given a copy of the decision promptly. The decision shall be in writing and shall be written in a manner calculated to be understood by the claimant. The decision shall include specific reasons for the denial; specific references to the pertinent Plan provisions on which the denial is based; a statement that the claimant may request, free of charge, reasonable access to and copies of all documents, records, and other information relevant to the claim; and a statement of the claimant's right to bring a civil action under ERISA section 502(a).

7.4 TAX WITHHOLDING
The Employers may withhold from any payment under this Plan any federal, state, or local taxes required by law to be withheld with respect to the payment and any sum the Employers may reasonably estimate as necessary to cover any taxes for which they may be liable and that may be assessed with regard to the payment.

7.5 EXPENSES
The Employers shall pay all expenses incurred in the administration of the Plan.

ARTICLE 8. ADOPTION BY AN AFFILIATE; AMENDMENT AND TERMINATION

8.1 ADOPTION BY AN AFFILIATE
An Affiliate may adopt the Plan by action of its board of directors or authorized officers or representatives, subject to the approval of the Board.

8.2 AMENDMENT AND TERMINATION
The Company hereby reserves the right to amend, modify, or terminate the Plan at any time, and for any reason, by action of the Board. However, no amendment or termination shall have the effect of reducing the vested benefits accrued by a Participant prior to the date of the amendment or termination.

ARTICLE 9. MISCELLANEOUS PROVISIONS

9.1 NO CONTRACT OF EMPLOYMENT
Nothing contained in the Plan shall be construed to give any Executive the right to be retained in the service of the Company or an Affiliate or to interfere with the right of the Company or an Affiliate to discharge an Executive at any time.

9.2 NONALIENATION
No benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge shall be void. Benefits shall not be in any manner subject to the debts, contracts, liabilities, engagements, or torts of, or claims against, any Participant or Beneficiary, including claims of creditors, claims for alimony or support, and any other like or unlike claims.

9.3 SEVERABILITY
If any provisions of this Plan shall be held illegal or invalid, the illegality or invalidity shall not affect its remaining parts. The Plan shall be construed and enforced as if it did not contain the illegal or invalid provision.

9.4 APPLICABLE LAW
Except to the extent preempted by applicable federal law, this Plan shall be governed by and construed in accordance with the laws of the State of Alabama.

IN WITNESS WHEREOF, the authorized persons have signed this document on behalf of the Company on July 12, 2002, but effective as of January 1, 2002.

                                            WOLVERINE TUBE, INC.

ATTEST:

                                            By ______________________________

By ________________________                 Its: Chairman of the Compensation
                                                 Committee

   Its ____________________
                                             By _____________________________

                                            Its: President and Chief Executive
                                                 Officer